EXHIBIT 10.29

Put and Call Agreement

Put and Call Agreement among Mechanical Technology Incorporated, a New York corporation ("MTI"), First Albany Companies Inc., a New York corporation ("FAC"), and KeyBank National Association, a national banking association ("Key"), dated as of December 27, 2000.

  MTI Put Option
  At any time prior to the close of business (6:00 p.m. EST) on April 27, 2001 (the "Expiration Date") (and subject to Section 2 below), MTI shall have the right to put to FAC, and FAC shall have the obligation to purchase from MTI, up to 6,300,000 of the Pledged Plug Power Shares (as hereinafter defined), at a purchase price of $4.00 per share, subject to paragraph (b) below. This Agreement may be extended by written agreement of the parties beyond the Expiration Date on a monthly basis through January 3, 2002. "Pledged Plug Power Shares" means the shares of Common Stock of Plug Power Inc. ("Plug Power") pledged by MTI to Key pursuant to the Stock Pledge Agreement dated as of March 29, 2000 (as amended) between MTI and Key.
  Notwithstanding the foregoing, the maximum number of Pledged Plug Power Shares which FAC shall be obligated to purchase pursuant to paragraph (a) above is that number of shares whose aggregate purchase price is equal to the aggregate principal amount of the loans then outstanding (but in no event more than $25,200,000) under the Amended and Restated Credit Agreement dated as of March 29, 2000 (as amended), between MTI and Key (the "Credit Agreement").
  In order to exercise the put option, MTI must deliver a written notice of exercise to FAC prior to the Expiration Date, as extended from time to time ("Notice of Exercise"), provided, however, if a Put Exercise Event (as defined in the MTI Credit Agreement) has occurred, the Notice of Exercise may be given by Key.
  The number of Pledged Plug Power Shares subject to the MTI put option provided for herein, and the purchase price per share, shall be adjusted upon the occurrence of any stock dividend, stock split, reverse stock split, subdivision, combination, reclassification or other similar action with respect to the outstanding shares of Common Stock of Plug Power.

2. FAC Call Option

  Upon receiving MTI's or Key's Notice of Exercise referred to in Section 1(c) above, FAC shall have the right in lieu of performing under the MTI put option to call from Key, and Key shall have the obligation to sell to FAC, all of Key's right, title and interest in and under the Credit Agreement as the same may be amended, supplemented, waived or otherwise modified from time to time and as of the date of FAC's call thereof from Key, together with all of Key's rights in loans made under the Credit Agreement to MTI as well as all collateral, security agreements or financing statements related to such loans and the Credit Agreement (collectively, the "MTI Loan"), at a price equal to the principal amount of loans outstanding thereunder (but in no event more than $25,200,000) plus unpaid fees and interest.
  In order to exercise the FAC call option, FAC must deliver a written Notice of Exercise to MTI and Key by the close of business on the fourth business day after receiving MTI's or Key's notice of exercise referred to in Section 1(c) above.
  Between the date hereof and the date of the Closing referred to in Section 3 hereof, without FAC's prior written consent: (i) MTI and Key agree not to enter into any written amendment, supplement or other modification of the Credit Agreement or to permit the outstanding principal amount of loans thereunder to exceed $25,200,000, (ii) Key agrees not to grant any written waiver or consent in favor of MTI under the Credit Agreement, (iii) Key agrees not to subordinate its rights under the Credit Agreement or to release any collateral thereunder, (iv) Key agrees not to exercise any rights under the Credit Agreement or the MTI Loan arising out of or based upon the Market Value of the Pledged Plug Power Shares (other than (A) as provided in clause (v) of the definition of "Liquidity Event" in Section 1.1 of the Credit Agreement and (B) in respect of any Pledged Plug Power Shares in excess of 6,300,000).
  If MTI and Key agree with FAC's prior written consent as provided in clause (i) of the preceding paragraph to permit the principal amount of loans outstanding under the Credit Agreement to exceed $25,200,000, then MTI, Key and FAC will contemporaneously amend the FAC call option to permit Key to retain the principal amount of Loans in excess of $25,200,000 and Key's rights under the Credit Agreement in respect of such excess amount of loans.

3. Closing of Sale of Shares or Purchase of Loan
  The closing of the sale of shares pursuant to the exercise of the put option or of the purchase of the MTI Loan pursuant to the exercise of the call option shall take place at the offices of FAC, located at 30 South Pearl Street, Albany, NY 12207, on the fifth business day following FAC's receipt of MTI's or Key's Notice of Exercise referred to in Section 1(c) above (the "Closing"). Business day means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, New York are required or authorized by law to be closed.
  At the Closing of the sale of the shares pursuant to the exercise of the put option, subject to the provisions of this Agreement, MTI (or Key, if the Notice of Exercise is given by Key, pursuant to Section 1(c) above), shall deliver to FAC certificates representing the Pledged Plug Power Shares to be purchased by FAC hereunder, duly endorsed in blank or accompanied by stock powers in blank in a form reasonably acceptable to FAC (and subject to such escrow arrangements as FAC shall advise may be necessary pending any required Hart-Scott-Rodino Act filing), and FAC shall pay to MTI (or to Key if the Notice of Exercise is given by Key pursuant to Section 1(c) above), by wire transfer of immediately available funds to an account designated by MTI (or by Key, if the Notice of Exercise is given by Key pursuant to Section 1(c) above) at least two business days before the Closing, $4.00 for each Pledged Plug Power Share purchased by FAC.
  At the Closing of the purchase of the MTI Loan pursuant to the exercise of the call option, Key and FAC shall enter into an assignment agreement in customary form by which Key shall assign to FAC all of its right, title and interest in and under the Credit Agreement together with all of Key's rights in the MTI Loan (subject to adjustment as provided in Section 2(d) above in the event that the principal amount of loans exceeds $25,200,000). MTI shall be a party to such assignment agreement for the purpose of consenting to the assignment and also to the extent necessary to preserve such rights of Key against MTI as may have arisen prior to the Closing and have not been discharged at or before the Closing. FAC shall pay to Key, by wire transfer of immediately available funds to an account designated by Key at least two business days before the Closing, the principal amount of the MTI Loan (but in no event more than $25,200,000) plus unpaid fees and interest.

4. Put Option Fee

As consideration for FAC entering into this Agreement, MTI shall pay to FAC, on the date hereof, an option fee of $945,000, by wire transfer of immediately available funds to an account designated by FAC. If this Agreement is extended, MTI shall pay to FAC on the date of extension an option fee, as determined between MTI and FAC, by wire transfer of immediately available funds to an account designated by FAC.
  Representations and Warranties of MTI

MTI represents and warrants to FAC that MTI is the record and beneficial owner of the Pledged Plug Power Shares, the Pledged Plug Power Shares are validly issued, fully paid and nonassessable, and upon the sale and transfer of the Pledged Plug Power Shares to FAC, FAC will acquire good and valid title to the Pledged Plug Power Shares, free and clear of any liens or encumbrances, provided, however, that the Pledged Plug Power Shares may be subject to restrictions on transfer under state and/or federal securities laws.

6. Representations and Warranties of FAC FAC represents and warrants to MTI and Key as follows:

  Organization and Standing; Certificate and Bylaws. FAC is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws. FAC has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.
  Corporate Power. FAC has all requisite corporate power and authority to execute and deliver this Agreement, to purchase the Pledged Plug Power Shares or the MTI Loan, and to carry out and perform its obligations under the terms of this Agreement.
  Authorization. FAC has taken all corporate action necessary for the authorization, execution and delivery of this Agreement and the performance by FAC of its obligations hereunder, including the purchase of the Pledged Plug Power Shares or the MTI Loan. This Agreement constitutes the valid and binding obligation of FAC, enforceable in accordance with its terms.

7. Representations and Warranties of Key

Key represents and warrants to FAC (a) that it is a national banking association duly organized under the laws of the United States of America, (b) that it has the requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations hereunder, (c) that it has taken all action necessary for the authorization, execution and delivery of this Agreement and the performance by Key of its obligations hereunder and (d) that it has made no prior assignment of any of its right, title and interest in and to the Credit Agreement or the MTI Loan. This Agreement constitutes the valid and binding obligation of Key, enforceable in accordance with its terms.

8. Miscellaneous

  Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York.
  Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger to each party hereto at its address set forth under its signature hereto or such other address such party may specify to the other parties hereto. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at its receipt.
  Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be amended or modified except by an instrument in writing signed by each of the parties hereto.
  Assignment. This Agreement may not be assigned by any party without the express written consent of all other parties, except that Key may assign its rights hereunder to any of its permitted assigns under the Credit Agreement.
  Acknowledgement of Key's Rights as Primary Beneficiary.

FAC acknowledges that it is entering into this Agreement for the purpose of providing credit support for MTI's obligations under the Credit Agreement and that Key is relying on this Agreement in granting certain concessions to MTI under the Credit Agreement. The obligation of FAC to purchase the Pledged Plug Power Shares pursuant to Section 1 hereof may be enforced by Key against FAC by any remedy available at law or in equity, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of MTI under the Credit Agreement or any other agreement or instrument referred to therein, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might constitute a legal or equitable discharge or defense of a surety or guarantor. In order further to protect Key's rights hereunder, it is hereby agreed that notwithstanding the occurrence of the Expiration Date or expiration of any renewal term hereof, as between FAC and Key, this Agreement will not expire until the date 15 days after the Expiration Date or expiration of such renewal term if a Put Exercise Event is in existence on the Expiration Date or such later expiration date.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

FIRST ALBANY COMPANIES, INC.

a New York corporation

By:s/George M. McNamee

Name: George M. McNamee

Title: Chairman and Co-Chief Executive Officer

Address: 30 South Pearl Street

Albany, New York 12207

MECHANICAL TECHNOLOGY INCORPORATED

a New York corporation

By:s/Cynthia A. Scheuer

Name: Cynthia A. Scheuer

Title: Vice President

Address: 30 South Pearl Street

Albany, New York 12207

KEYBANK NATIONAL ASSOCIATION,

a national banking association

By:s/William B. Palmer

Name: William B. Palmer

Title: Vice President

Address: 66 South Pearl Street

Albany, NY 12207